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                                                                    EXHIBIT 23.3
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration Statement on Form S-8 pertaining to the 2000 Non-Executive Stock Option Plan of Phone.com of our report dated August 6, 1999, with respect to the balance sheets of AtMotion Inc. (a development stage company, formerly known as Arabesque Communications, Inc.) as of June 30, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended June 30, 1999 and for the periods from November 10, 1997 (date of incorporation) to June 30, 1998 and 1999, included in the Form 8-K, as amended of Phone.com, Inc. filed with the Securities and Exchange Commission on February 24, 2000.


                                                        /s/ Ernst & Young LLP


San Jose, California
May 10, 2000